Pilgrim’s Pride Reports Operating Income of $359 Million and Operating Margin of 16.0% for the Second Quarter of 2017

GREELEY, Colo., August 2, 2017 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2017 financial results.

Second Quarter Highlights

•	Net Sales of $2.25 billion.

•	Net Income of $233.6 million, GAAP EPS of $0.94.

•	Operating Income margins of 14.8% in U.S. and 22.1% in Mexico operations, respectively.

•	Adjusted EBITDA of $420.6 million (or an 18.7% margin).

•	Cash Flow from Operations of $254.7 million.

•
With our announced capital projects already completed, our quarterly performance reflected our well-balanced portfolio strategy, designed to capture the upside from strong markets while reducing overall volatility.

•	Integration of newly acquired assets in Mexico has been completed with margins at the same level as legacy business. GNP integration is on track and synergy capture is currently above expectations.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	June 25, 2017	June 26, 2016	Change
Net Sales	$2,251.6	$2,028.3	+11.0%
GAAP EPS	$0.94	$0.60	+56.7%
Operating Income	$359.4	$236.6	+51.9%
Adjusted EBITDA (1)	$420.6	$282.7	+48.8%
Adjusted EBITDA Margin (1)	18.7%	13.9%	+4.8pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“Our Q2 results materially improved from last quarter as well as from a year ago driven by much stronger results at our U.S. operations while Mexico continued to perform very well. Demonstrating the diversity of our portfolio of bird sizes; while small bird and tray-pack remained robust during the period, our team captured the strength in the large bird deboning environment, which significantly rebounded after a slower than expected start earlier in the year, driven by stronger exports and very good domestic demand as the grilling season kicked off. This portfolio approach is working well and is what fundamentally differentiates us from the competition, giving us the potential to reduce volatility and generate higher margins over time. This summer has brought strong demand for grilling season and we see continuation of chicken as a choice protein in domestic and international markets,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“We continue to search for solutions in delivering more differentiated customized products that are innovative to satisfy our key customers’ needs. We currently have market leading positions in USDA-certified organic and NAE, two segments that resonate very well with new consumer trends for more natural products while adding more value to our portfolio. We also have the potential to expand into new segments with our broad channel approach using the Gold’n Plump brand as well as the new premium Just BARE chicken in the “better for you” category.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, August 3, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc170803.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through November 3, 2017.

About Pilgrim’s Pride

Pilgrim’s employs approximately 42,000 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting

Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 25, 2017	December 25, 2016
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$303,937	$120,328
Restricted cash	20,348	4,979
Trade accounts and other receivables, less allowance for doubtful accounts	406,586	317,170
Accounts receivable from related parties	4,050	3,913
Inventories	967,577	813,262
Income taxes receivable	13,659	—
Prepaid expenses and other current assets	66,572	57,457
Assets held for sale	5,542	5,259
Total current assets	1,788,271	1,322,368
Other long-lived assets	17,484	15,710
Identified intangible assets, net	153,855	38,593
Goodwill	175,444	125,607
Property, plant and equipment, net	1,721,948	1,505,940
Total assets	$3,857,002	$3,008,218

Accounts payable	$519,820	$555,097
Accounts payable to related parties	3,622	1,421
Accrued expenses and other current liabilities	324,727	290,699
Income taxes payable	93,910	20,990
Current maturities of long-term debt	40,098	94
Total current liabilities	982,177	868,301
Long-term debt, less current maturities	1,404,264	1,011,858
Deferred tax liabilities	171,042	142,651
Other long-term liabilities	89,422	88,661
Total liabilities	2,646,905	2,111,471
Common stock	2,602	2,597
Treasury stock	(231,758)	(217,117)
Additional paid-in capital	1,688,684	1,686,742
Accumulated deficit	(193,073)	(520,635)
Accumulated other comprehensive loss	(66,735)	(64,243)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,199,720	887,344
Noncontrolling interest	10,377	9,403
Total stockholders’ equity	1,210,097	896,747
Total liabilities and stockholders’ equity	$3,857,002	$3,008,218

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(In thousands, except per share data)
Net sales	$2,251,604	$2,028,315	$4,272,096	$3,991,252
Cost of sales	1,826,217	1,742,184	3,631,504	3,467,559
Gross profit	425,387	286,131	640,592	523,693
Selling, general and administrative expense	61,636	49,520	124,489	98,308
Administrative restructuring charges	4,349	—	4,349	—
Operating income	359,402	236,611	511,754	425,385
Interest expense, net of capitalized interest	15,935	11,548	28,321	23,581
Interest income	(1,044)	(683)	(1,346)	(1,376)
Foreign currency transaction gain	(1,810)	(4,744)	(1,191)	(4,979)
Miscellaneous, net	(970)	(950)	(3,685)	(3,896)
Income before income taxes	347,291	231,440	489,655	412,055
Income tax expense	113,218	78,398	161,119	141,002
Net income	234,073	153,042	328,536	271,053
Less: Net income (loss) attributable to noncontrolling interests	432	156	974	(204)
Net income attributable to Pilgrim’s Pride Corporation	$233,641	$152,886	$327,562	$271,257

Weighted average shares of common stock outstanding:
Basic	248,753	254,554	248,722	254,681
Effect of dilutive common stock equivalents	220	390	228	364
Diluted	248,973	254,944	248,950	255,045

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.94	$0.60	$1.32	$1.07
Diluted	$0.94	$0.60	$1.32	$1.06

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$328,536	$271,053
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	107,671	88,683
Foreign currency transaction loss related to borrowing arrangements	5,634	—
Impairment expense	3,534	—
Gain on property disposals	(768)	(6,755)
Gain on equity method investments	(30)	—
Share-based compensation	1,947	1,869
Deferred income tax expense (benefit)	26,904	(700)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(73,684)	6,610
Inventories	(97,857)	(31,208)
Prepaid expenses and other current assets	(5,702)	(19,817)
Accounts payable, accrued expenses and other current liabilities	(34,565)	(23,028)
Income taxes	60,695	6,967
Long-term pension and other postretirement obligations	(3,916)	(3,952)
Other operating assets and liabilities	(2,265)	(738)
Cash provided by operating activities	316,134	288,984
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(174,150)	(93,978)
Business acquisition	(359,698)	—
Proceeds from property disposals	1,466	8,097
Cash used in investing activities	(532,382)	(85,881)
Cash flows from financing activities:
Proceeds from note payable to bank	—	36,838
Payments on note payable to bank	—	(65,564)
Proceeds from revolving line of credit and long-term borrowings	1,013,662	351,089
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(586,056)	(219,812)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,038	3,691
Payment of capitalized loan costs	(2,777)	(693)
Purchase of common stock under share repurchase program	(14,641)	(7,328)
Cash dividends	—	(699,915)
Cash provided by (used in) financing activities	415,226	(601,694)
Increase (decrease) in cash, cash equivalents and restricted cash	198,978	(398,591)
Cash, cash equivalents and restricted cash, beginning of period	125,307	439,638
Cash, cash equivalents and restricted cash, end of period	$324,285	$41,047

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(In thousands)
Net income	$234,073	$153,042	$328,536	$271,053
Add:
Interest expense, net	14,891	10,865	26,975	22,205
Income tax expense	113,218	78,398	161,119	141,002
Depreciation and amortization	57,281	46,293	107,671	88,683
Minus:
Amortization of capitalized financing costs	997	962	1,947	1,889
EBITDA	418,466	287,636	622,354	521,054
Add:
Foreign currency transaction gains	(1,810)	(4,744)	(1,191)	(4,979)
Restructuring charges	4,349	—	4,349	—
Minus:
Net income (loss) attributable to noncontrolling interest	432	156	974	(204)
Adjusted EBITDA	$420,573	$282,736	$624,538	$516,279

The summary unaudited consolidated income statement data for the twelve months ended June 25, 2017 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 26, 2016 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 25, 2016 and (2) the applicable audited consolidated income statement data for the six months ended June 25, 2017.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	September 25, 2016	December 25, 2016	March 26, 2017	June 25, 2017	June 25, 2017
	(In thousands)
Net income	$98,527	$70,149	$94,463	$234,073	$497,212
Add:
Interest expense, net	11,834	10,158	12,084	14,891	48,967
Income tax expense	51,060	40,844	47,901	113,218	253,023
Depreciation and amortization	45,772	46,059	50,390	57,281	199,502
Minus:
Amortization of capitalized financing costs	970	972	951	997	3,890
EBITDA	206,223	166,238	203,887	418,466	994,814
Add:
Foreign currency transaction losses (gains)	4,142	4,734	619	(1,810)	7,685
Restructuring charges	279	790	—	4,349	5,418
Minus:
Net income (loss) attributable to noncontrolling interest	(130)	(469)	542	432	375
Adjusted EBITDA	$210,774	$172,231	$203,964	$420,573	$1,007,542

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(In thousands)
Net income from continuing operations	$234,073	$153,042	$328,536	$271,053	10.40%	7.55%	7.69%	6.79%
Add:
Interest expense, net	14,891	10,865	26,975	22,205	0.66%	0.54%	0.63%	0.56%
Income tax expense	113,218	78,398	161,119	141,002	5.03%	3.87%	3.77%	3.53%
Depreciation and amortization	57,281	46,293	107,671	88,683	2.54%	2.28%	2.52%	2.22%
Minus:
Amortization of capitalized financing costs	997	962	1,947	1,889	0.04%	0.05%	0.05%	0.05%
EBITDA	418,466	287,636	622,354	521,054	18.59%	14.19%	14.56%	13.05%
Add:
Foreign currency transaction gains	(1,810)	(4,744)	(1,191)	(4,979)	(0.08)%	(0.23)%	(0.03)%	(0.12)%
Restructuring charges	4,349	—	4,349	—	0.19%	—%	0.10%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	432	156	974	(204)	0.02%	0.01%	0.02%	(0.01)%
Adjusted EBITDA	$420,573	$282,736	$624,538	$516,279	18.68%	13.95%	14.61%	12.94%

Net Revenue:	$2,251,604	$2,028,315	$4,272,096	$3,991,252	$2,251,604	$2,028,315	$4,272,096	$3,991,252

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$233,641	$152,886	$327,562	$271,257
Loss on early extinguishment of debt	—	—	—	—
Foreign currency transaction gains	(1,810)	(4,744)	(1,191)	(4,979)
Income before loss on early extinguishment of debt and foreign currency transaction gains	231,831	148,142	326,371	266,278
Weighted average diluted shares of common stock outstanding	248,973	254,944	248,950	255,045
Income before loss on early extinguishment of debt and foreign currency transaction gains per common diluted share	$0.93	$0.58	$1.31	$1.04

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(In thousands, except per share data)
GAAP EPS	$0.94	$0.60	$1.32	$1.06
Loss on early extinguishment of debt	—	—	—	—
Foreign currency transaction gains	(0.01)	(0.02)	(0.01)	(0.02)
Adjusted EPS	$0.93	$0.58	$1.31	$1.04

Weighted average diluted shares of common stock outstanding	248,973	254,944	248,950	255,045

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	June 25, 2017	June 26, 2016	December 25, 2016	December 27, 2015	December 28, 2014
	(In thousands)
Long term debt, less current maturities	$1,404,264	$1,117,979	$1,011,858	$985,509	$3,980
Add: Current maturities of long term debt and notes payable	40,098	90	94	28,812	262
Minus: Cash and cash equivalents	303,937	41,047	120,328	439,638	576,143
Net debt (cash position)	$1,140,425	$1,077,022	$891,624	$574,683	$(571,901)

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,882,142	$1,677,445	$3,618,547	$3,347,726
Mexico:	369,462	350,870	653,549	643,526
Total net sales:	$2,251,604	$2,028,315	$4,272,096	$3,991,252

Sources of cost of sales by country of origin:
US:	$1,547,247	$1,471,269	$3,095,346	$2,925,224
Mexico:	278,993	270,939	536,205	542,383
Elimination:	(23)	(24)	(47)	(48)
Total cost of sales:	$1,826,217	$1,742,184	$3,631,504	$3,467,559

Sources of gross profit by country of origin:
US:	$334,894	$206,176	$523,200	$422,502
Mexico:	90,470	79,931	117,345	101,143
Elimination:	23	24	47	48
Total gross profit:	$425,387	$286,131	$640,592	$523,693

Sources of operating income by country of origin:
US:	$277,602	$164,494	$411,158	$339,084
Mexico:	81,777	72,093	100,549	86,253
Elimination:	23	24	47	48
Total operating income:	$359,402	$236,611	$511,754	$425,385